                                                                      Appendix A

SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of
       The Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|    Preliminary Proxy Statement
|_| Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
|X|    Definitive Proxy Statement
|_|    Definitive Additional Materials
|_|    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

ENNIS BUSINESS FORMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.
|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)   Title of each class of securities to which transaction applies:

       (2)   Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)   Proposed maximum aggregate value of transaction:

       (5)   Total fee paid:

|_|    Fee paid previously with preliminary materials.
|_|    Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1)   Amount Previously Paid:
       (2)   Form, Schedule or Registration Statement No.:
       (3)   Filing Party:
       (4)   Date Filed:

                           ENNIS BUSINESS FORMS, INC.
                           1510 N. HAMPTON, SUITE 300
                               DESOTO, TEXAS 75115
                            TELEPHONE (972) 228-7801

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 20, 2002

                             ----------------------

To the Shareholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ennis Business Forms, Inc., a Texas corporation (the "Company"), will be held in The DeSoto City Hall, 211 East Pleasant Run Road, DeSoto, Texas 75115 at 10:00 a.m., Central Daylight Time, on Thursday, June 20, 2002 for the following purposes:

   1.   To elect three directors for terms ending in 2005;

   2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending February 28, 2003; and

   3.   To transact such other business as may properly come before the meeting.

        Only shareholders of record at the close of business on April 15, 2002 are entitled to notice of, and to vote at, the meeting or any adjournment or adjournments thereof.

        IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

        A copy of the Company's Annual Report for the fiscal year ended February 28, 2002, which contains financial statements and other information of interest to shareholders, is being mailed to you.

                                       By Order of the Board of Directors,


                                       Harve Cathey
                                       Secretary

DeSoto, Texas
May 17, 2002

                           ENNIS BUSINESS FORMS, INC.
                           1510 N. HAMPTON, SUITE 300
                               DESOTO, TEXAS 75115
                            TELEPHONE (972) 228-7801

                             ----------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 20, 2002
                                 10:00 A.M. CDT
                              THE DESOTO CITY HALL
                           211 EAST PLEASANT RUN ROAD
                               DESOTO, TEXAS 75115

                             ----------------------


        The holders of the Company's Common Stock of record at the close of business on April 15, 2002 are entitled to vote at the Annual Meeting of Shareholders, which will be held on June 20, 2002. A form of Proxy is enclosed for use at such meeting if you are unable to attend in person. The persons named therein as proxies were selected by the Board of Directors of the Company. The proxy is solicited by the board of directors of the company and is revocable at any time before it is exercised. This proxy statement is first mailed to shareholders on May 17, 2002.

VOTING RIGHTS AND VOTES REQUIRED

        At the close of business on April 15, 2002, the Company had 16,272,927 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote, except in the election of directors, shareholders may cumulate their votes. See "Election of Directors".

        The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. Assuming a quorum, the nominees receiving a plurality of the votes cast at the Annual Meeting for the election of directors will be elected as directors.

        With regard to the election of directors, votes may be cast in favor or withheld, votes that are withheld will be counted for purposes of determining the presence or absence of a quorum but will have no other effect. Abstentions and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of the election of directors.

VOTING OF PROXIES

        If the accompanying proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified in the proxy. In the absence of instructions to the contrary, such shares will be voted in favor of the nominees for election to the Board of Directors listed in this proxy statement and named in the accompanying Proxy. The Board of Directors does not intend to bring any other matters before the Annual Meeting and is not aware of any matters that will come before the Annual Meeting other than as described herein. In the absence of instructions to the contrary, however, it is the intention of each of the persons named in the accompanying proxy to vote all properly executed proxies on behalf of the stockholders they represent in accordance with their discretion with respect to any such other matters properly coming before the Annual Meeting.

REVOCATION OF PROXIES

        Any stockholder may revoke such stockholder's proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation). A proxy may be revoked by filing with Harve Cathey, Secretary of Ennis Business Forms, Inc., at the Annual Meeting, a written notice of revocation or a subsequently dated, executed proxy at any time prior to the time it has been voted at the Annual Meeting, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

COST OF SOLICITATION

        The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and form of Proxy and the cost, which is estimated to be nominal, of further solicitation hereinafter referred to, is to be borne by the Company. In addition to the use of the mails, it may be necessary to conduct some solicitation by telephone, facsimile machine or personal interview. Any such solicitation will be done by the directors, officers and regular employees of the Company; and, in addition, banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy soliciting material to their principals to obtain authorization for the execution of proxies on their behalf. The Company will not pay such persons any compensation for soliciting proxies, but the Company will reimburse such persons for their out-of-pocket expenses incurred in this connection.


             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

        The following persons have reported to the SEC that they own more than five percent of the outstanding voting securities of the Company:

                      NAME AND ADDRESS OF                   AMOUNT AND NATURE         PERCENT
TITLE OF CLASS         BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP      OF CLASS
--------------         ----------------                  -----------------------      --------

Common Stock       Royce & Associates, Inc.
                   1414 Avenue of the Americas
                   New York, New York 10019                  1,851,700 shares            11.4%

                   Cannell Capital LLC                       1,378,100 shares            8.5%
                   150 California Street, Fifth Floor
                   San Francisco, CA 94111

                   NFJ Investment Group                      849,200 shares              5.2%
                   2121 San Jacinto St., Suite 1840
                   Dallas, TX  75201

Note - This information was obtained from Schedule 13G filings by Royce & Associates, Inc. on February 7, 2002, and Cannell Capital LLC and NFJ Investment Group on February 14, 2002.

        The following table lists, as of the close of business on April 15, 2002, the Company's common stock beneficially owned by each director, each of the most highly compensated executive officers, and all directors and executive officers as a group:

                                                      COMMON STOCK BENEFICIAL OWNERSHIP
                                          -------------------------------------------------------
                                                             NUMBER OF SHARES
                                          -------------------------------------------------------
                                                                         OBTAINABLE                  PERCENT OF
NAME/GROUP                                  DIRECTLY    INDIRECTLY      THROUGH STOCK                OUTSTANDING
                                              OWNED       OWNED       OPTION EXERCISE(4)   TOTAL        SHARES
                                            --------    ----------    ------------------ ---------  -------------

James B. Gardner                             13,125        4,000 (2)         6,250         23,375           *
Harold W. Hartley                             3,375       26,975 (1)         6,250         36,600           *
Robert L. Mitchell                           59,581                          6,250         65,831           *
Kenneth E. Overstreet                        79,223                                        79,223           *
Thomas R. Price                              21,500       30,000 (2)         6,250         57,750           *
Kenneth G. Pritchett                         16,500        3,000 (2)&(3)     3,750         23,250           *
Ewell L. Tankersley                          18,025        3,100 (2)         6,250         27,375           *
James C. Taylor                               4,000                          6,250         10,250           *
Keith S. Walters                              7,650                        140,000        147,650           *
All Directors and Executive
  Officers as a group (12)                  243,979       73,718           224,750        562,697        3.5%

(1) Shares held in trust of which Mr. Hartley is one of two trustees with shared voting power.

(2) Indirect shares attributable to Mr. Gardner, Mr. Price, Mr. Pritchett and Mr. Tankersley are held in trust for the benefit of the named Directors. Each has voting power over the shares.

(3) Additional shares held in a Profit Sharing plan in which Mr. Pritchett has a beneficial interest.

(4) Shares exercisable through stock option exercise represent options exercisable within 60 days.

  * Indicates less than 1%.

-----------


                       ELECTION OF DIRECTORS (PROPOSAL 1)

        The Board of Directors is divided into three classes which consist of nine directors, six of whom are not, and have not been, officers or employees of the Company. The terms of three directors currently expire at this year's Annual Meeting, the terms of three directors currently expire at the 2003 Annual Meeting and the terms of three directors currently expire at the 2004 Annual Meeting. At this year's Annual Meeting, three directors will be elected for a term expiring at the 2005 Annual Meeting.

        Provided a quorum is present, a plurality of the votes cast in person or by proxy by the holders of shares entitled to vote is required to elect directors. With respect to the election of directors, shareholders have cumulative voting rights, which means that each shareholder entitled to vote (a) has the number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected and (b) may cast all such votes for one nominee or distribute such shareholder's votes among the nominees as the shareholder chooses. The right to cumulate votes may not be exercised until a shareholder has given written notice of the shareholder's intention to vote cumulatively to the corporate secretary on or before the day preceding the election. If any shareholder gives such written notice, then all shareholders entitled to vote may cumulate their votes. Upon such written notice, the persons named in the accompanying form of Proxy may cumulate their votes if additional persons are nominated at the Annual Meeting for the election of directors. As a result, the Board of Directors is soliciting discretionary authority to cumulate votes.

        The following table sets forth certain information concerning each nominee and continuing director. Except as set forth therein, none of the nominees or continuing directors is an officer or director of any other publicly owned corporation or entity.


                        THREE-YEAR TERMS EXPIRING IN 2005

                                                                                                             YEAR IN WHICH
                                                                                                             SERVICE AS A
NAME OF NOMINEE                                      BACKGROUND                                  AGE        DIRECTOR BEGAN
---------------   ---------------------------------------------------------------------------   -----       --------------
Keith S. Walters, Chairman of the Board, CEO and President of the Company.                       52              1997
                  Mr. Walters joined the Company in August 1997 as Vice
                  President-Commercial Printing Operations and was appointed Vice
                  Chairman of the Board and Chief Executive Officer in November
                  1997. Prior to joining the Company, Mr. Walters was with
                  Atlas/Soundolier, a division of American Trading and Production
                  Company, for 8 years, most recently as Vice President of
                  Manufacturing. Prior to that time, Mr. Walters was with the
                  Automotive Division of United Technologies Corporation for 15
                  years, primarily in manufacturing and operations.

James B. Gardner, Senior Managing Director of Service Asset Management                           67              1970
                  Company (SAMCO).
                  Mr. Gardner has served in his present position with SAMCO, a financial services firm, since May 1994. Mr. Gardner has also been a director of Century Telephone Enterprises, Inc. since 1981 and serves as a director of NAB Asset Corporation.

Kenneth E. Overstreet, Group President of the Company's Financial Solution                       59              2000
                  and Promotional Solution Groups.
                  Mr. Overstreet joined the Company in June 2000 at the time of the acquisition of Northstar Computer Forms, Inc. (NSCF).  Prior to
                  June 2000, Mr. Overstreet was employed by NSCF since 1989, serving as President since 1993.

                                                       4


                                        THREE-YEAR TERMS EXPIRING IN 2003

                                                                                                             YEAR IN WHICH
       NAME OF                                                                                               SERVICE AS A
CONTINUING DIRECTOR                                  BACKGROUND                                  AGE        DIRECTOR BEGAN
------------------- --------------------------------------------------------------------------  -----       --------------
Robert L. Mitchell, Retired President of the Company.                                             68             1985
                  Mr. Mitchell retired in December 1989. Prior to that date, he served as President and Chief Operating Officer of the Company
                  from April 1985 and was continuously employed by the Company beginning in 1969.

Thomas R. Price, Owner and President of Price Industries, Inc.                                    63             1989
                  Mr. Price has been engaged in his present occupation since 1966 and is a director of Congress Drives, Inc., Ennis, Texas since
                  1989.

Ewell L. Tankersley, Investments.                                                                 69             1988
                  Since June 1985, Mr. Tankersley has engaged in private
                  investing. Mr. Tankersley served as an audit partner with KPMG
                  LLP from 1966 until his retirement in 1985.

                                        THREE-YEAR TERMS EXPIRING IN 2004

                                                                                                             YEAR IN WHICH
       NAME OF                                                                                               SERVICE AS A
CONTINUING DIRECTOR                                  BACKGROUND                                  AGE        DIRECTOR BEGAN
------------------- --------------------------------------------------------------------------  -----       --------------
Harold W. Hartley, Investments.                                                                   78             1971
                  Mr. Hartley retired in December 1985 and since that time has managed his private investments. From June 1984 to December
                  1985, he served as a consultant to Tenneco Financial Services,
                  Inc. From February 1981 to June 1984 Mr. Hartley served as
                  Executive Vice-President of Tenneco Financial Services, Inc.
                  Mr. Hartley serves as a director of the Conseco Fund Group.


Kenneth G. Pritchett, President of Ken Pritchett Properties, Inc.                                 64             1999
                  Ken Pritchett Properties, Inc. is a Commercial and Residential
                  Development Corporation in the Dallas/Ft. Worth Metropolitan area since 1968, specializing in shopping center and exclusive residential development.  Mr. Pritchett is on the Board of Trustees and Chairman
                  of the Planning Committee for Charlton Methodist Hospitals.  He is a
                  Life Director for the National Home Builders, and the Texas Home
                  Builders Association.  He serves on the Executive Committee for the
                  Metropolitan Homebuilders Association.


James C. Taylor, Principal, The Anderson Group, Inc.                                              60             1998
                  The Anderson Group Inc., Bloomfield Hills, Michigan, is a private investment firm engaged in the acquisition and management of businesses in a variety of industries. Mr. Taylor joined The Anderson
                  Group Inc. in 1989 and served as the President and Chief Executive
                  Officer of four businesses affiliated with The Anderson Group Inc.:
                  Display Technologies, Inc. (January 2001 to the October 2001);
                  Burwood Products Company, a wall decor and clock manufacturer
                  (February 1995 to February 2000); The Bargeman Company, a
                  supplier of proprietary products to the recreational vehicle and utility trailer industries (January 1992 to December
                  1994); and Advance Stamping Company, a supplier of metal
                  stampings to the automotive, electrical and hardware
                  industries (January 1989 to September 1991). Prior to 1989,
                  Mr. Taylor was with United Technologies Corporation for 19 years, primarily in manufacturing operations, including 7
                  years as a Group Vice President.

                               BOARD COMPENSATION

        Non-employee directors receive an annual retainer of $15,000 plus $1,500 for each board meeting attended and $1,000 for each committee meeting attended other than in conjunction with a board meeting. In addition, each committee chairman receives an annual retainer of $4,000. The Company also reimburses travel and accommodation expenses of directors incurred with respect to board and committee meetings. The Company grants each outside director an option to purchase 10,000 shares at the time of election and 5,000 shares annually while service as a director continues. These are non-qualified options as provided under the 1998 Option and Restricted Stock Plan. Pursuant to this policy, Mr. Gardner, Mr. Hartley, Mr. Mitchell, Mr. Price, Mr. Pritchett, Mr. Tankersley and Mr. Taylor were granted options of 5,000 shares each in April 2001.

MEETINGS OF BOARD AND COMMITTEES

        The Company's Board held five meetings during the fiscal year ended February 28, 2002. The Board's Executive Compensation and Stock Option, Nominating and Executive committees each held one meeting. The Audit Committee met four times. Each director attended at least 75% of the meetings of the Board of Directors and the committees on which each served during the fiscal year.

                             COMMITTEES OF THE BOARD

AUDIT COMMITTEE. See Audit Committee Report for a discussion of the purpose of the Committee and the names of the directors who serve on the Committee.

EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE. See Executive Compensation for a discussion of the purpose of the Committee and the names of the directors who serve on this Committee.

NOMINATING COMMITTEE. This committee considers and makes recommendations to the Board of Directors regarding any nominee submitted for election to the Board, whether submitted by management, by other members of the Board of Directors or by shareholders. Although no nominee has ever been submitted by shareholders, in the event any shareholder wishes to nominate a candidate for director, the Board of Directors, through this committee, would consider such a nomination upon receipt of a written nomination, including the business history of the candidate, mailed to the attention of the Board of Directors or upon an oral presentation of the candidate's qualifications to the Board of Directors or the committee. The committee currently consists of Mr. Taylor (Chairman), Mr. Hartley and Mr. Pritchett.

EXECUTIVE COMMITTEE. This committee advises and consults with the Chief Executive Officer regarding the management of the business and affairs of the Company and makes recommendations for consideration by the full Board of Directors. The committee currently consists of Mr. Gardner (Chairman), Mr. Walters and Mr. Tankersley.


                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

        The Executive Compensation and Stock Option Committee of the Board of Directors of the Company (the "Committee"), which is composed entirely of the three non-employee directors listed below, has furnished the following report on executive compensation. The Committee's report documents the components of the Company's executive officer compensation programs and describes the compensation philosophy on which 2002 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the Chief Executive Officer and the four other executive officers that are named in the compensation tables who are currently employed by the Company (the "Named Executives"). The decisions of the Committee with respect to the compensation of the executive officers are submitted to and subject to ratification by the Board of Directors prior to implementation.

COMPENSATION PHILOSOPHY

        The executive compensation program of the Company is reviewed annually by the Committee and it is the philosophy of the Company that executive compensation is directly linked to continuous improvements in corporate performance. Specifically, the following objectives have been adopted by the Committee as guidelines for compensation decisions:

        o Provide a competitive total executive compensation package that enables the Company to attract and retain key executives and maintain a competitive position in the executive marketplace with employers of comparable size and in similar lines of business.

        o Enhance the compensation potential of executives by integrating pay programs with the Company's annual and long-term business objectives and strategy, and focus executives on the fulfillment of these objectives.

        o Provide variable compensation opportunities that are linked with the performance of the Company, emphasizing net earnings, return on capital and revenue growth.

        The Committee periodically engages recognized independent compensation consultants to undertake a third-party evaluation of current compensation arrangements in light of competitive market conditions.

CASH COMPENSATION

        Cash compensation includes base salary and the Company's annual incentive plan awards. The base salary of each of the Company's executive officers is determined by an evaluation of the responsibilities of that position and by comparison to the range of salaries paid in the competitive market in which the Company competes for comparable executive ability and experience. The performance of each Named Executive officer is reviewed annually by the Committee and the Chief Executive Officer in the case of the other executive officers, taking into account the Company's operating and financial results for that year, the contribution of each executive officer to such results, the achievement of goals established for each such executive officer at the beginning of each year, and competitive salary levels for persons in those positions in the markets in which the Company competes. To assist in its deliberations, the Committee accesses comparable salary and incentive compensation information for a number of representative companies in the industry for comparison purposes. Following its review of the performance of the Company's Named Executive officers, the Committee reports its recommendations for salary increases and incentive awards to the Board of Directors. In fiscal year 2002, annual base salary increases and incentive compensation awards were approved by the Committee and reported to the Board of Directors for all of the Named Executives, and incentive compensation awards were approved by the Committee for all of the executives (other than the Named Executives). The Committee believes the recommended salary increases and incentive awards were warranted, are properly aligned to the Board's compensation philosophy, and consistent with the performance of such executives during fiscal year 2002 based on the Committee's evaluation of each individual's overall contribution to accomplishing the Company's fiscal year 2002 corporate goals and of each individual's achievement of individual goals during the year.

STOCK OPTIONS

        The Committee believes that it is essential to align the interests of the Company executives and other management personnel responsible for the growth of the Company with the interests of the Company's stockholders. The Committee believes the long-term alignment of its executives to shareholders is best accomplished through the provision of stock option grants. Therefore, pursuant to the recommendation of the members of the Committee, the Company's Board of Directors and stockholders approved the 1998 Option and Restricted Stock Plan at the June 18, 1998 Shareholders Meeting that provides for granting stock options and restricted stock awards. The purpose of this Plan is to foster and promote the long-term financial success of the Company by providing a means through which the Company and its subsidiaries can attract and retain key executive and managerial employees, consultants and non-employee directors who can contribute materially to that success. The Committee will continue to review long-term incentives and make recommendations, where appropriate, to the Company's Board of Directors, from time to time, to assure the Company's executive officers and other key employees are appropriately motivated and rewarded based on the long-term financial progress of the Company.

COMPENSATION OF CEO

        In determining the compensation of Mr. Keith Walters, the Chairman and Chief Executive Officer, the Committee (with Mr. Walters not participating) reviewed the Company's operating and financial results for fiscal year, evaluated his individual performance and contribution to those results, and considered the compensation range for other chief executive officers of companies in the industry. Based on that review and assessment, the Committee recommended and the Company's Board of Directors ratified that his base annual salary was adjusted to $400,000 (midpoint for his position in the Company's salary administration system) in April 2001. A performance bonus of $160,154 was approved for Mr. Walters based on predetermined performance criteria on revenue growth, return on capital employed and net income for the fiscal year ended February 2002. In addition, Mr. Walters was granted a discretionary bonus of $35,000 (bringing the cash bonus to a total of $195,154).

SUMMARY

        As demonstrated in each of the plans above, compensation in all its forms is linked directly to objective performance criteria of the Company, business units where applicable, and the individual executive's performance. By doing so, the Committee has created an environment which encourages long-term decisions which will benefit the Company, its shareholders, customers, and employees and at the same time allows the executives, managers, and key contributors within the Company to share in the success of those decisions and actions. Furthermore, the Committee believes that the total compensation program for executive officers of the Company will be competitive with the compensation programs provided by other corporations with which the Company competes.

        The Committee believes the actions taken regarding executive compensation were appropriate in view of individual and corporate performance.


Ewell L. Tankersley - Chairman        James B. Gardner          James C. Taylor


SECTION 162(M) OF THE INTERNAL REVENUE CODE

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") disallows a corporation's deduction for remuneration paid to its chief executive officer and its named executive officers in excess of $1 million per person. Performance-based compensation and certain other compensation, as defined, is not subject to the deduction limitation of this regulation.


EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

        The Company has entered into employment agreements with the executive officers of the Company. The agreements provide that for a continuing three-year employment period plus two 1-year extensions. Each of such employment agreements provides that if the officer terminates his employment for good reason or during the two-year period following a change of control of the Company, the Company will (a) make a lump sum payment to him of salary earned through the date of termination, (b) make a lump sum severance payment to him of the amount determined by multiplying his base amount times a multiple per his agreement,
(c) accelerate vesting of all long-term incentives, to include but not limited to stock options, restricted stock, any other long-term incentive grants, and
(d) continue to provide certain welfare plan and other benefits for a period of one year or as long as such plan or benefits allow or until the executive is employed under the benefit plans of another company.

        For purposes of the employment agreements, "good reason" includes (i) a change in the officer's position, authority, duties or responsibilities, (ii) changes in the office or location at which he is based without his consent (such consent not to be unreasonably withheld), (iii) certain breaches of the agreement and (iv) a reduction in base annual salary.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        All of the members of the Executive Compensation and Stock Option Committee are non-employee directors of the Company and are not former officers of the Company. During fiscal year 2002, no executive officer of the Company served as a member of the Board of Directors or on the compensation committee of a corporation where one of whose executive officers served on the Executive Compensation and Stock Option Committee or on the Board of Directors of the Company.


                              SUMMARY COMPENSATION TABLE *

NAME AND PRINCIPAL POSITION  (A)                                                       NUMBER OF
                                                                                       SECURITIES
                                                                                       UNDERLYING
                                                                                        OPTIONS
                                              ANNUAL COMPENSATION  (B)                 LONG-TERM
                                      ------------------------------------------      COMPENSATION
                                      YEAR       SALARY         BONUS      OTHER         AWARDS
                                      ----      --------       -------     -----         ------
Keith S. Walters                      2002      $392,308       195,154                   25,000
  Chairman of the Board,              2001      $345,192        30,000                  100,000
    President and Chief               2000      $315,384       238,362                  100,000
    Executive Officer

Ronald M. Graham                      2002      $133,000        40,000                    5,000
  Vice President -                    2001      $121,039         7,500                   15,000
     Administration                   2000      $115,115        49,306                   15,000

Robert M. Halowec                     2002      $150,000        39,318                       --
   Vice President - Finance           2001      $146,154         5,358                   15,000
      and CFO                         2000      $128,654        63,118                   15,000

Harve Cathey                          2002      $100,000        20,000                       --
    Secretary and Treasurer           2001       $99,039         1,786                   15,000
                                      2000       $95,000        25,917

Kenneth E. Overstreet                 2002      $210,576        35,000    52,392 (c)         --
   Group President                    2001      $150,000                  52,392 (c)         --

-----------

* There were no Restricted Stock Awards, SARs or LTIP Payouts during the three most recent fiscal years.

(a) This table includes the Chief Executive Officer and all other executive officers whose compensation exceeded $100,000 for the most recent fiscal year.

(b) All amounts are for fiscal years ended February 28 or 29.

(c) Mr. Overstreet was paid a "Transaction Complete Bonus" in conjunction with the contract to acquire Northstar Computer Forms, Inc. which is payable in three annual installments beginning in June 2000.


                                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                INDIVIDUAL GRANTS


                                                                                                  POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF         % OF TOTAL                                         ASSUMED PRICE APPRECIATION
                          SECURITIES         OPTIONS/SARS    EXERCISE OR                              FOR OPTION TERM
                        UNDERLYING SARS      GRANTED FOR      BASE PRICE                              ---------------
                           GRANTED (1) (2)   FISCAL YEAR      PER SHARE       EXPIRATION            5%               10%
                           -------           -----------      ---------       ----------            --               ---
Keith S. Walters            25,000               83.3%           $7.90         04/19/11          $109,000          $268,250
Ronald M. Graham             5,000               16.7%           $7.90         04/19/11            21,800            53,550

(1)  Total number of options granted to employees during fiscal 2002 was 30,000.

(2) Options become exercisable in increments of 25% per year (cumulative) beginning April 19, 2003.

                  TABLE 3: AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                              BY FISCAL YEAR-END OPTION/SAR VALUES

                                                        Number of
                                                        Securities                           Value of
                                                        underlying                         unexercised
                                                        unexercised                        in-the-money
                                                       options/SARs                        options/SARs
                      Shares                            at fiscal                            at fiscal
                     acquired                            year end                            year end
                         on         Value       -----------------------------       -----------------------------
Name                 exercise     Realized      Exercisable     Unexercisable       Exercisable     Unexercisable
----                 --------     --------      -----------     -------------       -----------     -------------
Keith S. Walters                                   90,000          255,000           $ 75,438          $ 594,063
Robert M. Halowec                                  11,750           34,250           $  7,209          $  82,050
Ronald M. Graham                                   11,750           39,250           $  7,209          $  88,391
Harve Cathey                                       20,500           17,500           $    900          $  55,013


                                     PENSION PLAN TABLE (1)
                                                                              YEARS OF SERVICE
                                                ------------------------------------------------------------------
REMUNERATION                                        15           20             25            30           35
------------                                        --           --             --            --           --
$125,000                                          $19,392      $25,856         $32,321      $38,785      $45,249
 150,000                                           24,080       32,106          40,133       48,160       56,186
 175,000                                           28,767       38,356          47,946       57,535       67,124
 200,000                                           33,455       44,606          55,758       66,910       78,061

-----------

(1) The Company has a noncontributory retirement plan that covers substantially all of the employees of the Company and certain of its subsidiaries. The plan provides for retirement benefits on a formula based on the average pay of the highest five consecutive compensation years during active employment, integration of certain Social Security benefits, length of service and a normal retirement age of sixty-five. All forms of remuneration, including overtime, shift differentials and bonuses, are covered by the plan. However, due to restrictions imposed by the Revenue Reconciliation Act of 1993, effective March 1, 1997, the maximum annual compensation covered by the plan is limited to $160,000. Future years' maximum can be increased for inflation. The tables above sets forth approximate annual retirement benefits that would be received under the plan, computed on the basis of the specified average annual earnings and years of service. The table presents annual benefit amounts for remuneration above the current $160,000 since (a) the $160,000 maximum can increase with inflation and (b) prior to 1994 the maximum annual compensation limitation was more than $160,000.

        The number of full years of continuous service in the plan as of February 28, 2002 for Mr. Walters, Graham, Halowec and Cathey were 4, 3, 2 and 32, respectively. Mr. Overstreet is not covered by the plan.


                             AUDIT COMMITTEE REPORT

        The Audit Committee is responsible for monitoring and assuring the integrity of the Company's financial reporting process. It accomplishes this function by assessing the internal accounting and auditing practices of the Company, and the independent auditor's fulfillment of its role in the financial reporting process. The Board of Directors adopted a written charter for the Audit Committee in June 2000 further describing the role of the Committee.

        During the fiscal year ended in February 2002, the Audit Committee reviewed interim quarterly financial statements with management and the independent auditors. This review was conducted prior to filing of the Company's 10-Q reports containing the respective interim quarterly financial statements. In addition, the Committee reviewed and discussed the 2002 year-end audited financial statements with executive management, including the Chief Financial Officer, and the independent auditors. This review took place prior to publication of the audited financial statements in the 10-K filing and annual report to shareholders. Each review was conducted with the understanding that management is responsible for preparing the Company's financial statements and the independent auditors are responsible for reviewing the interim quarterly financial statements and auditing the annual financial statements.

        In further discharge of its responsibilities, the Audit Committee met with the independent auditors, both in the presence of management and privately. The Committee and independent auditors discussed those matters described in Statement of Auditing Standards No. 61, "Communications with Audit Committee." These discussions included review of the scope of the audit performed with respect to the Company's financial statements.

        The Audit Committee received the independent auditor's written statement required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." This written statement described any relationships between the independent auditors and the company that may reasonably be thought to bear on independence. Following receipt of this written statement and discussions of the matters described in it, the Committee was satisfied as to the auditor's independence.

        Based upon the foregoing, the Audit Committee recommended to Board of Directors that audited financial statements be included in the Company's annual report on form 10-K, for the fiscal year ended February 28, 2002.

                                   AUDIT FEES

AUDIT FEES - The aggregate fees billed by the Company's independent auditors for professional services rendered in connection with the audit of the consolidated financial statements included in the Company's Annual Report on Form 10-K for fiscal 2002, were $130,000.

As reported in a Form 8-K filed on January 29, 2002, the Company dismissed KPMG LLP as the Company's principal accountant to audit its financial statement. The dismissal was not the result of any disagreements on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the Company's two most recent fiscal years (2000 and 2001) and any subsequent interim period preceding the dismissal. At that time, the Company engaged Ernst & Young LLP as principal accountant to audit its financial statements for fiscal year 2002. Due to the timing of this change there were no other fees paid to Ernst & Young LLP for any type of services during fiscal year 2002.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the auditor's independence.

The Audit Committee:
   Robert L. Mitchell (Chairman)
   Thomas R. Price
   Ewell L. Tankersley


The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any of Ennis Business Forms' previous or future filings with the Securities and Exchange Commission except as otherwise explicitly specified by Ennis Business Forms in any such filing.

                      FIVE-YEAR PERFORMANCE COMPARISON (1)

        The graph below provides an indicator of cumulative total shareholder returns for the Company compared with the S&P 500 Stock Index and a Peer Group
(2).





                              [PERFORMANCE GRAPH]


                               2/28/97    2/28/98    2/28/99   2/29/00   2/28/01   2/28/02
------------------------------------------------------------------------------------------
S&P 500                          100      135.00     161.65    180.61    165.80    150.03
Ennis Business Forms, Inc.       100      102.79      91.66     81.91    102.77    138.51
Peer Group                       100      105.23      78.24     41.61     49.92     71.20

     Assumes $100 invested on February 28, 1997 in Ennis Business Forms, Inc. Common Stock, the S&P 500 Index and Peer Group common stock.

     Total shareholder returns assume reinvestment of dividends.

-----------

(1) The data to prepare this performance comparison was obtained from Standard & Poor's Compustat Services, Inc.

(2) The Peer Group consists of the following publicly-held business forms manufacturers: Moore Corporation Ltd., The Standard Register Company, Wallace Computer Services, Inc., New England Business Services, Inc., Mail-Well, Inc. and Ennis Business Forms, Inc.

                       SELECTION OF AUDITORS (PROPOSAL 2)

     The selection of independent auditors is to be ratified at the meeting and it is intended that persons named in the accompanying form of Proxy will vote for Ernst & Young LLP, Certified Public Accountants. The members of the Audit Committee of the Board of Directors, Messrs. Mitchell, Price and Tankersley, join with the remaining members of the Board of Directors in recommending the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending February 28, 2003. Representatives of the firm will be present at the Annual Meeting of shareholders to answer questions and to make any statements they wish to make regarding the Company's financial statements. Ratification of the selection of auditors requires the affirmative vote of the holders of a majority of the shares voting at the Annual Meeting.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of the registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to the Company, the Company believes that during the fiscal year ended February 28, 2001, all Section 16(a) filing requirements applicable to its officers and directors were made.

                                  MISCELLANEOUS

        Management is not aware of any other matters that may be presented for action at the meeting. If any other matters should be presented at the meeting for which a vote may properly be taken, then the enclosed form of Proxy will be voted in such manner as the persons named in the Proxy shall in their discretion determine.

        The Company will upon written request furnish to any shareholder, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended February 28, 2002 filed with the Securities and Exchange Commission. Such written request should be directed to Harve Cathey, Secretary, Ennis Business Forms, Inc., 1510 N. Hampton, Suite 300, DeSoto, Texas 75115.

        If you do not expect to attend the meeting, please date, sign and return the Proxy at your earliest convenience. No postage is required for mailing in the United States. A prompt return of your Proxy will be appreciated, as it will save the expense of further mailing.



                              SHAREHOLDER PROPOSALS

        In order for proposals of shareholders to be considered for inclusion in the proxy statement and form of Proxy for the 2003 Annual Meeting of Shareholders, the Secretary of the Company must receive such proposals not less than 120 days in advance of May 20, 2002.

                                         By Order of the Board of Directors


                                         Harve Cathey
                                         Secretary

DeSoto, Texas
May 17, 2002